EXHIBIT 10.4

Coast

                               Security Agreement


                           THIS SECURITY AGREEMENT ("Agreement") is entered into
on the day of September, 1998, by and between COAST BUSINESS CREDIT(R), a division of Southern Pacific Bank, a California corporation ("Coast"), with offices at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, and VIALOG Corporation, a Massachusetts corporation ("VIALOG"), with offices at 35 New England Business Center, Suite 160, Andover, Massachusetts 01810. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Loan and Security Agreement dated as of the date hereof (the "Loan Agreement") between Coast and the following corporations which are wholly-owned subsidiaries of VIALOG: Kendall Square Teleconferencing, Inc., a Massachusetts corporation; Conference Source International, Inc., a Georgia corporation; Telephone Business Meetings, Inc., a Delaware corporation; Call Points, Inc., a Delaware corporation; American Conferencing Company, Inc., a Delaware corporation; and Communication Development Corporation, a Connecticut corporation ("Borrower" or "Borrowers").

                  1.       THE OBLIGATIONS

                  Coast is concurrently entering into the Loan Agreement and related documents (collectively, the "Loan Documents") for the financing of the Borrowers. VIALOG is providing a Continuing Guaranty, guaranteeing the obligations of Borrowers to Coast.

                  2.  SECURITY INTEREST.

                  To secure the payment and performance of all obligations of VIALOG under the Continuing Guaranty when due, VIALOG hereby grants to Coast a security interest in all of VIALOG's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Equipment, Investment Property and General Intangibles (as these terms are defined in the Loan Agreement), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing all to the extent that the same arise from, relate to or are used by Vialog (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral"). Notwithstanding the generality of the foregoing, the Collateral shall not include the stock of Borrower.

                  3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

                  In order to induce Coast to enter into this Agreement and to make Loans, VIALOG represents and warrants to Coast as follows, and VIALOG covenants that the following representations will continue to be true, and that VIALOG will at all times comply with all of the following covenants:

                  3.1 Title to Collateral; Permitted Liens. VIALOG is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment (as defined in the Loan Agreement) which are leased by VIALOG. The Collateral now is and will remain free and clear of any and all
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liens, charges, security interests,  encumbrances and adverse claims, except for
Permitted Liens (as defined in the Loan Agreement). Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and VIALOG will at all times defend Coast and the Collateral against all claims of others (other than holders of Permitted Liens). None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. VIALOG is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair VIALOG's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), VIALOG shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party (other than holders of Permitted Liens). VIALOG will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

                  3.2 Maintenance of Collateral. VIALOG will maintain the Collateral in good working condition, and VIALOG will not use the Collateral for any unlawful purpose. VIALOG will immediately advise Coast in writing of any material loss or damage to the Collateral.

                  3.3 Insurance. VIALOG shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and VIALOG shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of VIALOG shall name Coast as an additional insured, and all property casualty and related insurance policies of VIALOG shall name Coast as a loss payee thereon and VIALOG shall cause a lenders loss payee endorsement to be added in form reasonably acceptable to Coast. All such insurance shall provide that the same may not be canceled without thirty (30) days prior written notice to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the obligations of the Borrowers to Coast, as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing under the Loan Documents, Coast shall release to VIALOG such insurance proceeds which shall be utilized by VIALOG for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If VIALOG fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at VIALOG's expense. VIALOG shall promptly deliver to Coast copies of all reports made to insurance companies.

                  3.4 Access to Collateral, Books and Records. At reasonable times, and with reasonable notice under the circumstances, Coast, or its agents, shall have the right to inspect, audit and copy VIALOG's books and records and the Collateral. Coast shall take reasonable steps to keep confidential all confidential information, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process.
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                  3.5 Further  Assurances.  VIALOG  agrees,  at its expense,  on request by Coast, to execute all documents and take all actions as Coast may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

                  3.6 Dividends By Vialog or Subsidiaries. VIALOG shall not, without the prior written consent of Coast, pay or declare any dividends or distributions on the ownership interests in Vialog except for dividends or distributions payable solely in the form of stock ownership interests in Vialog. Borrowers shall not, without the prior written consent of Coast pay or declare any dividends or distributions on the ownership interests in any Borrower except for (i) dividends or distributions payable solely in stock form of ownership interests in Borrower and (ii) dividends to Vialog if, when and to the extent required by Vialog in order to make regularly-scheduled payments of principal and interest on the $75,000,000.00, 12 3/4% Senior Notes issued by Vialog, provided such dividends or payments on the 12 3/4% Senior Notes would not result in a Default or Event of Default by Borrower or Vialog with respect to any of their respective obligations to Coast. Borrower may make loans, advances and transfers to VIALOG provided (i) the Borrower is and will continue to be able to generally pay its obligations as and when due; and (ii) VIALOG owns all of the outstanding ownership interests in Borrower as of the time of the loan, advance or transfer.

                  3.7 Ordinary Course Transactions. VIALOG will not, without the prior written consent of Coast, (a) merge or consolidate with another entity other than one that is a wholly-owned subsidiary and VIALOG is the surviving entity, (b) enter into any transaction outside the ordinary course of business,
(c) incur any debts, outside the ordinary course of business, which would have a Material Adverse Effect, (d) guarantee or otherwise become liable with respect to the obligations of another party or entity, (e) make any change in VIALOG's capital structure which would have a Material Adverse Effect, (f) redeem, prior to maturity, any of the $75,000,000.00, 12 3/4% Senior Notes issued by Vialog unless funded by the proceeds of an equity offering or the proceeds of a debt offering where the debt offering is subordinated in all respects to Coast including, but not limited to Coast`s claims, Coast's rights to payment, and Coast's Collateral, (g) dissolve or elect to dissolve, or (h) acquire any assets or interests except (i) in the ordinary course of business, (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000), or (iii) the acquisition of A Business Conference-Call, Inc. ("ABCC") provided (A) the acquisition is funded entirely by the proceeds of an equity offering and (B) the assets of ABCC are pledged as collateral security for the obligations of the Borrowers and Vialog to Coast. With respect to any other proposed acquisitions the same shall require Coast's approval which approval shall not be unreasonably withheld.

                  4.  EVENTS OF DEFAULT AND REMEDIES.

                  The occurrence of any Event of Default under the Continuing Guaranty and other related documents and agreements shall constitute an Event of Default hereunder. If there is an Event of Default, Coast shall have the option of enforcing its various default remedies provided in the Continuing Guaranty and other related documents and agreements with respect to the Collateral, which remedies are incorporated herein by this reference as though set forth herein in full. Without limiting the generality of the foregoing, all rights and remedies of Coast under the Loan Agreement with Borrowers are incorporated herein by this reference with respect to Coast's rights and remedies against VIALOG and the Collateral pledged by VIALOG to Coast should there be an Event of Default under the Continuing Guaranty, this Agreement and any other documents and agreements by VIALOG in favor of Coast.

                  5.  NOTICES.

                  All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Coast or VIALOG at the addresses shown above in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one (1) Business Day following delivery to the private delivery service, or three (3) Business Days following the deposit thereof in the United States mail, with postage prepaid.


                  6.       MISCELLANEOUS

                  6.1 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreements between VIALOG and Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

                  6.2 Waivers. The failure of Coast at any time or times to require VIALOG to strictly comply with any of the provisions of this Agreement or any other present or future agreement between VIALOG and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith unless agreed to otherwise expressly in writing. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by VIALOG and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to VIALOG or otherwise agreed to in writing by Coast. VIALOG waives, to the maximum extent permitted by law, demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which VIALOG is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

                  6.3 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in writing executed by VIALOG and a duly authorized officer of Coast.

                  6.4 Attorneys Fees, Costs and Charges. VIALOG shall reimburse Coast for all reasonable attorneys' fees and all reasonable filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this

Agreement; obtain legal advice in connection with this Agreement; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions of VIALOG; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or VIALOG's books and records (up to twice a year); protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to VIALOG. If either Coast or VIALOG files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action to the maximum extent permitted by law, shall be entitled to recover its reasonable costs and attorneys' fees, including, but not limited to, reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. VIALOG shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges to which Coast may be entitled pursuant to this Paragraph may be charged by Coast to Borrowers' loan account and shall thereafter bear interest at the same rate as the Receivable Loans (as defined in the Loan Agreement).

                  6.5 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of VIALOG and Coast, provided, however, that VIALOG may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrowers from their liability for the obligations under the Loan Documents.

                  6.6 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and VIALOG shall be governed by the laws of the State of California. As a material part of the consideration to Coast to enter into this Agreement, VIALOG (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights VIALOG may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

                  6.7 Mutual Waiver of Jury Trial. VIALOG AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND VIALOG UNLESS OTHERWISE EXPRESSLY AGREED TO IN WRITING, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR VIALOG OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR VIALOG, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.



VIALOG CORPORATION, a            COAST BUSINESS CREDIT(R), a division of
Massachusetts corporation        Southern Pacific Bank, a California corporation


By  /s/John J. Dion              By   /s/Robert D. Peters
    ---------------                   -------------------

Its Vice President - Finance     Its  Vice President